Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Euro RSCG Life NRP
Michelle Faulkner	Emily Poe – financial media
Manager, Corporate Communications	(212) 845-4266
(781) 860-8414	emily.poe@eurorscg.com
michelle.faulkner@cubist.com

CUBIST PHARMACEUTICALS REPORTS SECOND-QUARTER 2004 RESULTS

Company Reports $13.3 million in Cubicin® Revenues;
Raises 2004 Revenue Guidance to $45 to $55 million

EARNINGS CONFERENCE CALL & WEBCAST TODAY (WITH SLIDES) at 10:30 am ET

Lexington, MA, August 5, 2004 – Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the second quarter ended June 30, 2004.  During the second full quarter since launch, Cubist achieved $13.3 million in revenue for its flagship antibiotic product Cubicin® (daptomycin for injection), an increase of 111%, or $7.0 million, over the first quarter of 2004.  As a result of these strong results, Cubist management raised its top-line revenue guidance from the previous range of $40 to $50 million in CUBICIN sales, to a range of $45 to $55 million for the full-year 2004.

Total net revenue for the three months ended June 30, 2004 was $14.7 million, compared to no revenue for the three months ended June 30, 2003.  The quarter-over-quarter increase was attributable to the $13.3 million in net product sales of CUBICIN, as well as the recognition of $1.4 million of deferred revenue related to upfront payments from Chiron Corporation received in 2003.

Research and development expense for the three months ended June 30, 2004 was $13.0 million, compared to $13.4 million for the three months ended June 30, 2003.  Research and development costs remained flat primarily due to costs associated with Cubist’s license agreement with XTL Biopharmaceuticals Ltd. for their investigational monoclonal antibody product, currently known as HepeX-B™, that offset decreases from 2003 on the discontinued CAB-175 program.

Sales and marketing expense for the three months ended June 30, 2004 was $7.7 million compared to $3.8 million for the three months ended June 30, 2003.  This increase was driven by the costs in 2004 of a fully staffed sales and marketing group dedicated to the commercialization of CUBICIN in the U.S., as well as marketing activities and programs related to sales of CUBICIN that began in November 2003.

For the quarter ended June 30, 2004, net loss was $17.9 million or $0.44 per share, compared to $24.3 million or $0.82 per share for the same period in 2003.  As of June 30, 2004, Cubist had $86.4 million in cash, cash equivalents and marketable securities.  The total number of common shares outstanding as of June 30, 2004 was 40,258,816.

Michael W. Bonney, President & CEO of Cubist, commented on the quarter:  “Over the past several months, we have achieved a significant number of the milestones we set out to accomplish this year.  With strong sales of CUBICIN thus far this year, we believe the product is on track to have one of the most successful first years of any IV antibiotic launched in the U.S.  In addition, over the past several months, our business development efforts have proved productive, adding a late-stage antiinfective program to our development pipeline.  We invite you to join us on our quarterly conference call today to hear a more detailed discussion of our recent accomplishments.”

************EARNINGS CONFERENCE CALL & WEBCAST INFORMATION************

WHEN:  Thursday August 5, 2004 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 473-6123

LIVE INTERNATIONAL CALL-IN:  (973) 582-2706

24-HOUR REPLAY:  (877) 519-4471

Conference ID:  4943586

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AND

SLIDES WILL BE PROVIDED AT:

www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that meet unmet medical needs.  In the U.S., Cubist markets Cubicin® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides, for the indication of complicated skin and skin structure infections caused by certain Gram-positive bacteria.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA).  Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic currently in a Phase 2b study for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xi) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and Cubicin are registered trademarks of Cubist Pharmaceuticals, Inc.;  HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Cash, cash equivalents and investments	$86,374	$142,399
Accounts receivable, net	5,922	1,310
Inventory	6,551	3,793
Property and equipment, net	44,989	45,221
Other assets	28,629	29,835

Total assets	$172,465	$222,558

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$4,515	$3,655
Accrued expenses	18,679	26,191
Deferred revenue	10,284	13,118
Debt and capital lease obligations	196,752	197,810
Total liabilities	230,230	240,774

Total stockholders’ deficit	(57,765)	(18,216)

Total liabilities and stockholders’ deficit	$172,465	$222,558

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003

Product revenues, net	$13,257	$—	$19,538	$—
License fee revenues	1,417	—	2,834	—
Collaborative agreement and other revenues	61	—	834	357
Total revenues	14,735	—	23,206	357

Operating expenses:
Cost of product revenue	4,538	—	6,963	—
Research and development	13,035	13,354	26,496	29,243
Sales and marketing	7,714	3,755	16,263	6,084
General and administrative	4,622	4,449	9,199	8,647
Total operating expenses	29,909	21,558	58,921	43,974

Operating loss	(15,174)	(21,558)	(35,715)	(43,617)

Interest income	488	645	911	1,312
Interest expense	(3,172)	(3,414)	(6,347)	(6,826)
Other income (expense)	(16)	57	34	(131)
Total other expense, net	(2,700)	(2,712)	(5,402)	(5,645)

Net loss	$(17,874)	$(24,270)	$(41,117)	$(49,262)

Basic and diluted net loss per common share	$(0.44)	$(0.82)	$(1.02)	$(1.67)

Basic and diluted weighted average number of common shares	40,229,276	29,613,418	40,185,742	29,427,777

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Additional information can be found at Cubist’s web site at www.cubist.com